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                                                  Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-24757 of Nordstrom Credit, Inc. on Form S-3 of our report dated March 9, 1998, appearing in this Annual Report of Form 10-K of Nordstrom Credit, Inc. for the year ended January 31, 1998.



DELOITTE & TOUCHE LLP
Seattle, Washington



March 31, 1998